Exhibit 99.2

At EMAK Worldwide, Inc.:

Media and investor inquiries:

Rachel Saunders
Director, Corporate Communications

(323) 932-4034

For Immediate Release

EMAK Worldwide Announces Senior Management Promotions—

Sanders Named Chief Financial Officer

LOS ANGELES, March 6, 2007 – EMAK Worldwide, Inc. (Nasdaq: EMAK), a leading marketing services firm, today announced promotions for four senior executives.

Mike Sanders has been named Chief Financial Officer of EMAK. Sanders, 37, joined EMAK in May 2002 as Senior Director, Finance & Treasurer, and was promoted to Vice President, Finance in April 2004. Commenting on the promotion, Jim Holbrook, Chief Executive Officer remarked, “We are delighted to see Mike step into this post after five years of exemplary service to EMAK. He is a strong and focused financial executive with deep knowledge of our business and dedication to EMAK. I have no doubt that Mike will be a big contributor to EMAK’s future success.” Sanders had been sharing CFO duties with Roy Dar, Vice President, Controller since EMAK’s December 2005 elimination of the separate position of Chief Financial Officer from its finance organization structure.

Roy Dar, currently Vice President, Controller, has been promoted to Senior Vice President, Controller. In addition, Dar will retain his status as EMAK’s Principal Accounting Officer. Dar, 35, joined EMAK in June 1998 and has served as the Company’s Controller since March 1999. He was promoted to Vice President, Controller in April 2004. “Roy’s technical expertise has proved invaluable to EMAK as we have made our way through regulatory and business changes over the last few years. His financial acumen and integrity are recognized and respected by our employees, business partners and professional advisors,” said Holbrook.

Duane Johnson, currently Vice President, Human Resources, has been promoted to Senior Vice President, Human Resources. Johnson, 57, joined EMAK in February 2004 as Vice President, Human Resources. Holbrook commented, “EMAK is fortunate to have a human resources executive of Duane’s caliber and experience. His contributions to our employee

-more-

EMAK Worldwide Announces Senior Management Promotions—

Sanders Named Chief Financial Officer

development and training programs have enhanced EMAK’s success in attracting and retaining the best and brightest in our industry.”

Brian Kristofek, currently President of EMAK’s Upshot agency, has been promoted to Chief Executive Officer, Upshot. Kristofek joined EMAK in connection with the acquisition of Upshot in July 2002, where he had served since 1996. Before joining the EMAK family in 2002, he held titles at Upshot as Senior Vice President, Group Management Director of Account Services and was also responsible for overseeing Upshot’s event marketing and retail planning divisions.  “Brian led the growth of Upshot’s integrated marketing capabilities and has demonstrated his capability as a new business leader with his role in building Upshot’s current client roster.

“Each of these executives is committed to EMAK’s strategic plan and will play a key role in successfully implementing the initiatives necessary for the achievement of our growth objectives,” said Holbrook.

About EMAK Worldwide

EMAK Worldwide, Inc. is a leading global marketing services company based in Los Angeles, with offices in Chicago, Frankfurt, London, Paris, The Netherlands, Hong Kong and Shanghai. The Company focuses on the design and execution of strategy-based marketing programs, with particular expertise in the areas of: strategic planning and research, entertainment marketing, design and manufacturing of custom promotional products, promotion, event marketing, collaborative marketing, and environmental branding. The Company’s clients include Burger King Corporation, Frito-Lay, Kellogg’s, Kohl’s, Kraft, Macy’s, Miller Brewing Company and Procter & Gamble, among others. More information about EMAK Worldwide is available on the Company’s web site at www.emak.com.

Certain expectations and projections regarding the future performance of EMAK Worldwide, Inc. discussed in this news release are forward-looking and are made under the “safe harbor” provisions of the Private Securities Litigation Reform Act of 1995. These expectations and projections are based on currently available competitive, financial and economic data along with the Company’s operating plans and are subject to future events and uncertainties. Management cautions the reader that the following factors, among others, could cause the Company’s actual consolidated results of operations and financial position in 2007 and thereafter to differ significantly from those expressed in forward-looking statements: the Company’s dependence on a single customer; the significant quarter-to-quarter variability in the Company’s revenues and net income; the Company’s dependence on the popularity of licensed entertainment properties and the ability to license, develop and market new products; the Company’s dependence on foreign manufacturers; the Company’s need for additional working capital; the negative results of litigation, governmental proceedings or environmental matters; and the potential negative impact of past or future acquisitions. The Company undertakes no obligation to publicly release the results of any revisions to forward-looking statements, which may be made to reflect events or circumstances after the date hereof or to reflect the occurrence of unanticipated events. The risks highlighted herein should not be assumed to be the only items that could affect the future performance of the Company.

# # #